You ask, "what is the plan?" IT'S NOT A PLAN, IT'S A PROCESS! Inverness and Biosite will develop our approach together, over the next few months Change in IM procedure We know quality when we see it, and respect Biosite's operations and staff

It is critical that... Biosite and Inverness management project a positive, constructive attitude when discussing the upcoming change with their employees We jointly embrace change and project this as an opportunity for mutual growth Both companies maintain an open, forward- looking approach to understanding each other's cultures.

Why Biosite? Proven record of marker discovery, development, and commercialization Strong brand name recognition in the cardiac care market Hospital, POC and POL markets Established infrastructure Strong clinical support and marketing programs Excellent employees

Integration Process Lessons learned: respecting success when we find it, while optimizing synergies A joint undertaking Senior executives meet Joint integration team members are identified. Detailed integration plans are developed We work together to blend cultures and optimize strengths This is YOUR process as well as ours!

What does this mean on Day One? Biosite continues day to day operations in current mode on Day One We immediately invest the time to learn about our respective cultures We emphasize the joint optimization of technological knowledge and expertise We build a plan together that optimizes our mutual strengths

Integration Leadership Site Leadership - J Yonkin Integration Leadership - IM Executives, Biosite Executives Integration Teams: Leadership Sales Marketing Product Development Finance Human Resources Operations Quality Regulatory/Clinical Information Systems Customer Service Technical Service Legal

Objectives Understand each other's Businesses Employees: Identify leaders Communicate effectively Customers: Project smooth transitions Combined strength and opportunity Identify Synergies

Opportunities Fast growth Rapid establishment of new products and markets Positive impact on POL market Empowerment

Discussion Points Manufacturing R&D Sales Scotland Performance incentives

Legal Info Additional Information About the Proposed Transaction and Where to Find It: This report is neither an offer to purchase nor a solicitation of an offer to sell shares of Biosite. The tender offer for the shares of Biosite by Inverness has not commenced. Stockholders of Biosite are urged to read the relevant tender offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding tendering their shares. At the time the offer is commenced, Inverness and its acquisition subsidiary will file tender offer materials with the U.S. Securities and Exchange Commission (SEC), and Biosite will file a Solicitation/Recommendation Statement with respect to the offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of Biosite at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC's website at http://www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from (i) Inverness by mailing requests for such materials to: Investor Relations Department, 51 Sawyer Road, Suite 200, Waltham, MA 02453 and (ii) Biosite by mailing requests for such materials to: Investor Relations, Biosite, 9975 Summers Ridge Road, San Diego, California 92121. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, Biosite and Inverness file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Biosite or Inverness at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1- 800-SEC-0330 for further information on the public reference room. Biosite's and Inverness' filings with the Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at http://www.sec.gov.

Questions?

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the federal securities laws. This includes all statements concerning or relating to our new product development goals and our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results. Such forward-looking statements are estimates reflecting management's best judgment based upon current information and involve a number of risks and uncertainties. Actual results may differ materially due to numerous factors, including without limitation demand for the Company's products, conditions in the financial markets, the operational integration associated with any past or future acquisition transactions and other risks generally associated with such transactions, the potential market acceptance of the Company's current and future products, the intensely competitive environment in the Company's markets which could reduce the Company's market share or limit its ability to increase market share, the efficacy and safety of the Company's products, the content and timing of submissions to and decisions by regulatory authorities both in the United States and abroad, the ability to manufacture sufficient quantities of product for development and commercialization activities, the ability of the Company to successfully develop and commercialize products, the effect of pending and future legal proceedings, including the cost thereof, on the Company's financial performance and product offerings and the risks and uncertainties described in the Company's periodic reports filed with the Securities and Exchange Commission, including those factors or conditions described under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2006. Projections, guidance and other forward-looking statements included in this presentation were issued on, and as of, March 8, 2007. The Company is not reaffirming or confirming the continued validity of any of these projections, guidance or other statements by inclusion in this presentation. The Company undertakes no obligation to update forwarding-looking statements, including projections or guidance, included herein.

Introduction John Yonkin Inverness Medical Integration Process

Inverness Overview Leading developer, manufacturer and marketer of rapid diagnostics products Over 100 products offered for consumer and professional diagnostics Headquartered in Waltham, MA; 18 significant facilities in the US, Europe and Asia for manufacturing, marketing and R&D Over 3,500 employees*; 380 in sales and marketing; 200 in R&D * Including contract employees

Inverness Products Cardiology Products Consumer Diagnostics Professional Diagnostics

Segment Overview Principal Consumer Diagnostic Products Home pregnancy tests Home fertility / ovulation PF LTM 12/31/06 product revenues* $175 million Definitive JV agreement with Procter & Gamble Nutritional supplements-Non Core LTM 12/31/06 Nutritional revenues of $82 million Rapid test products sold to physicians, hospitals and laboratories Products used for the detection of infectious and other diseases, and women's health PF LTM 12/31/06 PD product revenues* $309 million** Consumer Products Professional Diagnostics Point of care diagnostic products for ischemia, coagulation and congestive heart failure Target markets: Cardiovascular Immunoassay ($1 billion) and Coagulation ($450 million) Product launches in 2006 R&D spend of $130 million over 3 years, including co-investment by ITI Scotland Cardiology Products * Excludes royalty income of approximately $17 million ** PD Pro Forma revenue includes recent acquisitions

Experienced Management Team

Our executive management team has successfully built companies in the diagnostics space

MediSense

Sold in 1996 for $880 million

Abbott

Key Management

- Ron Zwanziger, CEO
- David Scott, Ph.D., Managing Director, Product Dev.
- Jerry McAleer Ph.D., VP, R&D
- Geoff Jenkins, VP, Operations
- John Yonkin, VP, Sales & Marketing

Inverness Medical Technology

Sold in 2001 for $1.3 billion

Johnson & Johnson

Key Management

- Ron Zwanziger, CEO
- David Scott, Ph.D., Chief Technical Officer
- Jerry McAleer Ph.D., VP, R&D
- John Yonkin, VP, Sales & Marketing

- David Toohey, EVP, Prof. Diagnostics
- Hilde Eylenbosch, Director Consumer Mktg.
- Paul Hempel, General Counsel
- Douglas Shaffer, VP, US Operations

Inverness Medical Innovations

Formation of IMA in 2001

IMA

Key Management

- Ron Zwanziger, CEO
- David Scott, Ph.D., Chief Scientific Officer
- Jerry McAleer Ph.D., VP R & D
- Geoff Jenkins, VP Worldwide Operations
- John Yonkin, President U.S. POC

- David Toohey, President, Prof. Diagnostics
- Hilde Eylenbosch, President Consumer Diagnostics
- Paul Hempel, Senior VP & Secretary
- Douglas Shaffer, VP, US Consumer Diagnostics

- David Teitel, CFO
- Jon Russell, VP Finance
- John Bridgen PhD, VP Business Development
- Roger Piasio, Chief Scientific Officer, Binax
- Mike Bresson, VP Mergers & Acquisitions

inverness medical innovations

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Development History

Consumer Diagnostics

- Acquired Unipath in December 2001: key lateral flow IP
- Pfizer 1 year royalty and 5 year supply agreement: expanded pregnancy franchise
- Introduced the world's first digitally read home pregnancy and home ovulation test
- Consolidated #1 unit market share in US, UK, France, Canada, Japan, Australia and Germany
- Definitive JV agreement with Procter & Gamble

Professional Diagnostics

- Acquired Wampole: position in professional diagnostics and IP
- Acquired Abbott's Rapid Diagnostics
- Acquired Binax – Respiratory rapids
- Acquired Biostar – Infectious disease rapids
- Developed direct sales force in US and Europe
- Obtained distribution rights to rapid FOB, TSH, HIV I & II and quantitative PSA tests
- Quidel litigation settlement: $17 million and 8.5% royalty
- Acon acquisition, low cost manufacturing
- Consolidated distributors in Japan and Canada

Cardiology Products

- Acquisition of Ischemia diagnostics in February 2005
- Obtained rights to D-dimer test
- R&D investment and formation of Stirling Medical Innovations
- Launched SmartCheck INR

inverness medical innovations

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Financial Overview Revenue Growth ($ in millions) Rev$ 2003 295.158 2004 373.991 2005 421.85 2006 569.5 CAGR = 24.5%

Intellectual Property and R&D Commitment Our intellectual property portfolio underpins our broad range of one-step diagnostic tests in OTC and POC Rights to new diagnostics tests for FOB, Hypothyroidism, D-dimer, PSA and HIV obtained through IP position Key patents do not begin to expire until 2008-2013 2006 R&D gross expenditure $70 million vs. $49 million in 2005 R&D capabilities have attracted partners such as Procter & Gamble Key investments in technology Ischemia Technologies - IMA Cardiac Marker Clondiag - NAT Platform Technology for Rapid Diagnostics

Consumer Diagnostics

Product Innovation in Consumer Diagnostics Inverness introduced the world's first digital pregnancy test in 2003, followed in 2004 with a digital ovulation predictor, and in 2006 introduced the next generation digital pregnancy test Pregnancy and ovulation category historically slow to innovate First products of their kind to give a definitive readout Eliminates need to interpret result lines; addresses ambiguity and minimizes errors Also launched a color change wick and +/- private label pregnancy test in 2004 Next generation digital pregnancy test launched in UK, Germany, and USA An exciting pipeline of innovative consumer diagnostic products

Leading Market Position in Consumer Diagnostics Pregnancy and Fertility Market ~$630 million Globally Source: Company estimates Note: 1 JNJ e.p.t visual supply arrangement began in June 2004 and e.p.t digital commenced Q4 2003 * Excludes royalty revenues All Others 50% Omegapharma 10% First Response/ Answer 8% Inverness (23%) (Clearblue, AccuClear, Fact Plus private label) 1 e.p.t 9% Market CAGR = 5%+ IMA Product Revenues * 2002 $110 million $127 million $158 million 2005 $163 million PF LTM Dec 2006 $175 million

Inverness / Procter & Gamble Joint Venture Agreement 50/50 joint venture for the development, manufacturing, marketing and sale of existing and to-be-developed consumer diagnostic products Excludes the fields of cardiology and diabetes Inverness contributes related consumer diagnostics assets, excluding manufacturing and core intellectual property assets P&G acquires interest with a cash payment of $325 million Represents P&G's first entry into consumer diagnostics field Combines Inverness' strength in product innovation and low cost manufacturing with P&G's world class sales, marketing and distribution capabilities Deal has closed

Professional Diagnostics

Professional Diagnostics Market 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Source: Company estimates * Excludes royalty income ** PF LTM December 2006 include approximately $42 million of non- rapid lab instrument based testing Rapid Professional Diagnostics ~$1,000 million Globally Market CAGR = 6.5% IMA Professional Products Marketed under Wampole, Binax, Biostar, Determine, Test Pack and Clearview brands Tests for over 70 infectious and autoimmune diseases Tests for pregnancy, drugs of abuse, osteoporosis, hypothyroidism and colon cancer IMA Product Revenues * 2002 $ 33 million $ 87 million $129 million 2005 $234 million PF LTM Dec 2006 $309 million ** Respiratory $330M DoA $240M Other $170M Other Infectious Disease $260M

Professional Diagnostics - Growth Drivers Binax products acquired in March 2005 Legionella Strep pneumonia RSV - CLIA waived Influenza - CLIA waived Determine products acquired in June 2005 HIV Hepatitis Syphillis Acon Labs products DOA Pregnancy, strep and other infectious disease Low cost manufacturing platform Other distribution agreements obtained through IP settlements or licensing agreements Rapid PSA Rapid HIV I & II CLIA waived for the U.S. market Rapid immunoassay FOB test for colon cancer Rapid d-dimer test for deep vein thrombosis Rapid TSH test for hypothyroidism Inverness' strong core professional business centered on pregnancy, strep and STD's has been expanded with the following additions in the last 2 years

Cardiology Diagnostics

Cardiac Diagnostics Acute Coronary Syndrome (Ischemia, D-dimer, Troponin I, CKMB and Myoglobin) (1) $750 million Market 10% Growth Coagulation Testing (Smartcheck INR) $450 million Market 15% Growth in near patient testing Congestive Heart Failure Diagnostics (incl. nt Pro BNP) $250 million* Market 20% Growth Cardiology Growth Drivers Cardiology conditions often require immediate intervention Ruling out MI as important as positive diagnostics Need for faster, cheaper, simple-to- use diagnostics Patients on anti-coagulants require regular monitoring Most of our research is focused on the Cardiac Diagnostics market (1) Business Communication Company, Inc. (August 2004) * Near patient testing

Cardiology Product Launches 1H 2H 1H 2H 1H 2H 2006 2007 Coagulation Testing, Europe Coagulation Testing, US 2008 IMA on Multi Analyzer (full market launch) Home Acute Coronary Care Home-CHF POC-Cardiac CHF

Coagulation Patients with Atrial Fibrillation (AF) or mechanical heart valves on anti-coagulant therapy require Prothrombin Time (PT/INR) monitoring In 2003, there were 20 million prescriptions for warfarin written in the US In 2003, 18.3 million PT/INR tests were performed 13.4 million clinical lab tests (up 11% from 2000) 4.9 million by patients (POC) (up 190% from 2000) More frequent (>1/month) testing minimizes side effects such as serious bleeding Competition includes Roche, Hemosense Initial sales commenced at end of 2006 The Inverness SmartCheck INR is a handheld PT/INR monitor for home use by patients on anti-coagulant therapy Differentiated product: small size (163 grams) low cost small sample size requirement (<3µl of blood) Market Product

Congestive Heart Failure Diagnostics 5 million people in the US suffer from CHF according to the AHA 550,000 newly diagnosed patients/year 4 million emergency room visits with complaints of shortness of breath, a symptom of CHF BNP or proBNP is commonly used to diagnose CHF Offered by Abbott, BEC, Roche, Dade in labs and BioSite in POC Inverness has access to proBNP through a license from Roche Serial measurements in a single patient correlates with pressure on the heart Product concept similar to diabetes Market Product

Summary - Key Investment Highlights Leading position in rapid diagnostic markets addressed Near term product pipeline of novel cardiac diagnostics Profitable core professional and consumer diagnostics business An intellectual property portfolio which has facilitated steady market share growth Global distributor with established sales and sales support organizations in US, UK, Germany, France, Spain, Australia and Scandinavia Proven innovators and technology pioneers in rapid diagnostics Experienced management team with a significant equity stake